UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2007

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

192 Lexington Avenue, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

As described in Item 4.01(a) and (b) below, DAG Media, Inc. (the “Company”), has dismissed Amper, Politziner & Mattia (“Amper”) as the Company’s independent registered public accounting firm and engaged Hoberman, Miller, Goldstein & Lesser, P.C, (“Hoberman”) as its new independent registered public accounting firm. As described in Item 4.01 (a) below, the change in independent registered public accounting firms is not the result of any disagreement with Amper, but, rather reflects the Company’s desire to reduce its expenses by lowering professional fees. For 2006 the Company incurred audit fees of $66,000 to Amper and had received a quote of $89,000 for audit fees for 2007. Hoberman had agreed to estimated audit fees of $45,000 for 2007.

(a)       On June 4, 2007, the Company dismissed Amper as its independent registered public accounting firm. The decision to dismiss Amper was approved by the Audit Committee of the Company’s Board of Directors.

The report of Amper on the Consolidated financial statements as of and for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended December 31, 2006, and during the period from January 1, 2007 to June 4, 2007, there were (i) no disagreements with Amper on any matter of accounting principles, or practices, financial statement disclosures, auditing scope or procedures, which if not resolved to Amper’s satisfaction, would have caused Amper to make reference to the subject matter of such disagreements in connection with its report; and (ii) no reportable event (as described in Item 304 (a)(1)(iv)(B) of Regulation S-B), except as previously disclosed by the Company in its Annual Report on Form 10-KSB for the year ended December 31, 2006, Amper advised the Company that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because the Company lacked technical expertise necessary to prepare, report and disclose its tax position in its financial statements, which could restrict its ability to gather, analyze and report information relative to its tax related financial statements assertions in a timely matter, including insufficient documentation.

As described in its Quarterly Report on From 10-QSB for the period ended March 31, 2007, the Company is in the process of remediating this material weakness, which relate to its ability to prepare report and disclose its tax position in its financial statements. In April 2007, the Company hired an accounting firm to assist in its tax preparation and analysis. The Company believes this remediation effort has enhanced its ability to report its tax position in its financial statements and that the aforementioned material weakness has been remediated as of the date that this report was filed.

The subject matter of the material weaknesses described above was discussed with Amper by the Company’s management and the Audit Committee of the Board of Directors. The Company has authorized Amper to fully respond to the inquiries of the Company’s newly appointed independent registered public accounting firm, Hoberman.

The Company has requested Amper to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 5, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b)           On June 4, 2007, the Company engaged Hoberman as its independent registered public accounting firm. The Company’s Audit Committee approved such appointment. The Company had previously consulted Hoberman in the first quarter of fiscal 2007 with respect to the application of FIN 48. With the exception of the foregoing, the Company has not consulted with Hoberman during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor was oral advice provided that Hoberman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement (as defined in Item 304 (a) (1) (iv) (A) of regulation S-B)or a reportable event (as defined in Rule 304 (a) (1) (iv)(B) of Regulation S-B.)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Amper Politziner & Mattia, PC, dated June 5, 2007 to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: June 7, 2007	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer